                                                                    EXHIBIT 16.1



                                  [LETTERHEAD]



January 18, 2000



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated January 12, 2000 of Tanisys Technology, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP





SM

Copy to:
Mr. Charles Comiso, CEO, Tanisys Technology, Inc.